EXHIBIT 16.01


WEISER                                              WEISER LLP
[GRAPHIC OMITTED]                                   Certified Public Accountants

                                                    135 West 50th Street
                                                    New York, NY 10020-1299
                                                    Tel 212.812.7000
                                                    Fax 212.375.6888

                                                    WWW.WEISERLLP.COM


April 23, 2007


Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549

Commissioners:

We have read the statements made by Colonial Commercial Corp. (copy attached), which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K, as part of the Form 8-K of Colonial Commercial Corp. dated April 18, 2007. We agree with the statements concerning our Firm in such Form 8-K.


Very truly yours,

/s/ Weiser LLP
Weiser LLP




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